Exhibit 99.1

INTERVAL LEISURE GROUP REPORTS THIRD QUARTER 2011 RESULTS

MIAMI, November 3, 2011 (BUSINESS WIRE) — Interval Leisure Group (Nasdaq: IILG) (“ILG”) today announced results for the three months ended September 30, 2011.

THIRD QUARTER 2011 HIGHLIGHTS

•ILG consolidated revenue and EBITDA increased year over year by 6.2% and 4.8%, respectively

•Transaction revenue grew by 3.9% from the same period of 2010

•Interval International added 27 new resort affiliations

•Management fee and rental revenue improved by 39.7%

•ILG free cash flow of $66.9 million year to date

“ILG delivered positive growth in consolidated revenue and EBITDA.  Each of the operating segments saw success from new initiatives that were implemented in the first and second quarters.  The results for the third quarter are consistent with our expectation that the second half of the year will show year over year improvement from the first six months of 2011,” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group.

Financial Summary & Operating Metrics (in millions, except per share amounts and percentages)

	Three Months Ended September 30,		Quarter Over Quarter
Metrics	2011	2010	Change
Revenue	$106.7	$100.5	6.2%
Membership and Exchange revenue	$86.2	$83.6	3.1%
Management and Rental revenue	$20.5	$16.8	21.7%
Gross profit	$72.0	$69.3	3.9%
Net income attributable to common stockholders	$11.4	$9.3	23.1%
Diluted EPS	$0.20	$0.16	25.0%
EBITDA*	$38.3	$36.6	4.8%

Balance sheet data	September 30, 2011	December 31, 2010
Cash and cash equivalents	$191.0	$180.5
Debt	$344.4	$357.6

	Nine Months Ended September 30,
Cash flow data	2011	2010
Net cash provided by operating activities	$76.9	$71.7
Free cash flow*	$66.9	$58.8

*  “EBITDA” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

Discussion of Results

Third Quarter 2011 Consolidated Operating Results

Consolidated revenue for the third quarter ended September 30, 2011 was $106.7 million, an increase of 6.2% from $100.5 million for the third quarter of 2010. The increase was driven primarily by the incremental revenue contribution from the acquisition of Trading Places International (TPI) and an increase in transaction revenue.

Net income for the three months ended September 30, 2011 was $11.4 million, an increase of 23.1% from net income of $9.3 million for the same period of 2010. The year over year increase reflects a $4.3 million increase in the Membership and Exchange segment pre-tax income primarily due to higher gross profit of $1.2 million, largely from the inclusion of TPI in these results, a change in the estimated accrual for European Union (“EU”) Value Added Taxes (“VAT”) of $1.5 million, and favorable foreign currency exchange related impact of $4.0 million.

These items were partly offset by an increase in general and administrative expense primarily pertaining to a $1.2 million change in the fair value of the estimated contingent consideration of the TPI acquisition, increases of $0.7 million in depreciation and $1.0 million in IT costs (including non-capitalized IT expenses) predominantly related to the fourth quarter 2010 iServices deployment and an increase in consolidated income tax expense. Diluted earnings per share were $0.20 compared to diluted earnings per share of $0.16 for the same period of 2010.

EBITDA was $38.3 million for the quarter ended September 30, 2011, compared to EBITDA of $36.6 million for the same period of 2010.

Business Segment Results

Membership and Exchange

Membership and Exchange segment revenue for the three months ended September 30, 2011 was $86.2 million, an increase of 3.1% from the comparable period in 2010.

For the third quarter of 2011, transaction and membership fee revenue were $46.8 million and $32.2 million, respectively, an increase of 3.9% and a decrease of 0.6% over the same period in 2010.

Total active members at September 30, 2011 were 1.79 million, approximately 1% less than the total active members at September 30, 2010. New member enrollments for the first nine months of 2011 increased by 5.0% compared to the same period last year.

Average revenue per member for the third quarter of 2011 was $45.15, an increase of 2.6% from the third quarter of 2010. During the third quarter of 2011, Interval International affiliated 27 new vacation ownership resorts in the United States and 11 international markets.

Membership and Exchange segment EBITDA was $36.3 million in the third quarter, an increase of 4.9% from the segment’s EBITDA of $34.6 million in 2010. Membership and Exchange segment EBITDA reflects higher gross profit of $1.2 million, primarily due to the inclusion of TPI in the results, and a decrease in general and administrative expense attributable largely to a $1.1 million change in the estimated accrual for EU VAT and higher operating foreign currency net gains of $0.8 million, partly offset by increased sales and marketing expenses at Interval, a $0.6 million charge to this segment resulting from a change in the fair value of the estimated contingent consideration of the TPI acquisition and $0.4 million of higher non-capitalized expenses related to iServices following its implementation in the fourth quarter of 2010.

Management and Rental

Management and Rental segment revenue for the three months ended September 30, 2011, was $20.5 million, including $8.5 million of management fee and rental revenue (defined below). Year-over-year, management fee and rental revenue grew by 39.7%. The improvement was primarily driven by the acquisition of TPI and an increase in revenue per available room (“RevPAR”) at Aston.  Aston RevPAR for the quarter ended September 30, 2011 was $113.12, increasing 13.4% from $99.74 for the same period in 2010, resulting primarily from a higher average daily rate (ADR) of 11.0% and, to a lesser extent, improvement in occupancy rates by 2.2% in the third quarter.

In the third quarter of 2011, Management and Rental segment EBITDA was $2.1 million, compared to $2.0 million in the prior year period. Segment EBITDA benefitted from a 5.3% increase in room revenue and the inclusion of TPI in these results, partly offset by a $0.6 million charge to this segment resulting from a change in the fair value of the estimated contingent consideration of the TPI acquisition.

Capital Resources and Liquidity

As of September 30, 2011, ILG’s cash and cash equivalents totaled $191.0 million, compared to $180.5 million as of December 31, 2010. The Company’s total debt outstanding was $344.4 million, net of unamortized bond discount, as of September 30, 2011.

For the nine months ended September 30, 2011, ILG’s net cash provided by operating activities was $76.9 million and free cash flow (defined below) was $66.9 million. Net cash used in investing activities was $31.7 million, including $16.2 million for loans to third parties, the acquisition of certain management agreements by our Management and Rental segment for $5.6 million and capital expenditures of $9.9 million, or 3.0% of total revenue, primarily related to IT initiatives.  The decrease in capital expenditures in 2011 from 2010 is due to less capitalized expenditures pertaining to internally developed software subsequent to the launch of iServices in November 2010.

Net cash used in financing activities was $34.3 million in the nine months ended September 30, 2011, including voluntary principal prepayments on the term loan totaling $15.0 million and the repurchase of 1.6 million shares of common stock that were acquired by the Company at a cost of $19.3 million, mostly settled in the quarter.  The average cost per share was $12.26, including commissions and fees.

Effective August 3, 2011, ILG’s Board of Directors authorized a share repurchase program for up to $25.0 million, excluding commissions, of our outstanding common stock. As of September 30, 2011, the remaining availability for future repurchases of our common stock was $5.8 million. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors. Repurchases may be conducted in the open market or through privately negotiated transactions. This program may be modified, suspended or terminated by Interval Leisure Group at any time without notice.

Presentation of Financial Information

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, EBITDA (with certain additional adjustments) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of these disclosures, provide meaningful presentations of results from business operations excluding the impact of certain items not related to its core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing results to those of other companies; however, these calculations may differ from the calculations of measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

Conference Call

ILG will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss its results for the third quarter 2011, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (866) 510-0708 (toll-free domestic) or (617) 597-5377 (international); participant passcode: 70917144. Please register at least 10 minutes before the conference call begins. A live webcast of the conference call will be available on the Investor Relations section of ILG’s Web site at http://www.iilg.com. A replay of the call will be available for 10 days via telephone starting approximately two hours after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 15335026. The webcast will be archived on ILG’s Web site for 90 days after the call.

About Interval Leisure Group

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry. ILG is headquartered in Miami, Florida, and has more than 2,800 employees worldwide.

The company’s primary business segment is Membership and Exchange, which offers travel and leisure-related products and services to approximately 2 million member families who are enrolled in various programs. Interval International, the segment’s principal business, is celebrating 35 years as a leader in vacation ownership exchange. With offices in 15 countries, it operates the Interval Network of about 2,600 resorts in more than 75 nations. ILG delivers additional opportunities for vacation ownership exchange through its Trading Places International (TPI) and Preferred Residences networks.

ILG also has a Management and Rental business segment that includes Aston Hotels & Resorts and TPI. These businesses provide hotel, condominium resort, timeshare resort, and homeowners’ association management, as well as vacation rental services, to travelers and property owners at over 60 locations in North America.

More information about the Company is available at http://www.iilg.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: future financial performance, business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward-looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for, or insolvency or consolidation of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns, such as pandemics; changes in senior management; regulatory changes; ability to compete effectively and successfully introduce new products and services; the effects of significant indebtedness and compliance with the terms thereof; adverse events or trends in key vacation destinations; business interruptions in connection with the rearchitecture of technology systems and ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in filings with the SEC. Other unknown or unpredictable factors that could also adversely affect business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this release may not prove to be accurate. Accordingly, investors should not place undue reliance on these forward-looking statements, which only reflect the views of ILG management as of the date of this press release. Except as required by applicable law, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenue	$106,713	$100,488	$329,250	$315,928
Cost of sales	34,708	31,175	107,564	96,878
Gross profit	72,005	69,313	221,686	219,050
Selling and marketing expense	13,341	12,533	41,215	39,189
General and administrative expense	23,256	22,802	71,731	66,023
Amortization expense of intangibles	6,830	6,575	20,448	19,725
Depreciation expense	3,319	2,644	10,006	7,693
Operating income	25,259	24,759	78,286	86,420
Other income (expense):
Interest income	433	120	820	323
Interest expense	(8,762)	(8,847)	(26,868)	(27,031)
Other income (expense), net	2,488	(702)	758	(995)
Total other expense, net	(5,841)	(9,429)	(25,290)	(27,703)
Earnings before income taxes and noncontrolling interest	19,418	15,330	52,996	58,717
Income tax provision	(7,982)	(6,038)	(20,864)	(22,695)
Net income	11,436	9,292	32,132	36,022
Net loss (income) attributable to noncontrolling interest	(2)	—	(1)	3
Net income attributable to common stockholders	$11,434	$9,292	$32,131	$36,025

Earnings per share attributable to common stockholders:
Basic	$0.20	$0.16	$0.56	$0.63
Diluted	$0.20	$0.16	$0.55	$0.63
Weighted average number of common stock outstanding:
Basic	57,245	56,993	57,302	56,835
Diluted	57,861	57,722	58,085	57,631

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$190,952	$180,502
Deferred membership costs	12,549	11,775
Prepaid income taxes	1,739	8,539
Other current assets	73,006	71,930
Total current assets	278,246	272,746
Goodwill and intangible assets, net	593,649	608,497
Deferred membership costs	13,978	16,108
Other non-current assets	91,801	81,033
TOTAL ASSETS	$977,674	$978,384

LIABILITIES AND EQUITY LIABILITIES:
Accounts payable, trade	$10,073	$11,302
Deferred revenue	97,457	94,651
Other current liabilities	67,873	73,165
Total current liabilities	175,403	179,118
Long-term debt, net of current portion	344,436	357,576
Deferred revenue	123,156	124,928
Other long-term liabilities	94,514	95,131
Redeemable noncontrolling interest	420	419
TOTAL STOCKHOLDERS’ EQUITY	239,745	221,212
TOTAL LIABILITIES AND EQUITY	$977,674	$978,384

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2011	2010

Cash flows from operating activities:
Net income	$32,132	$36,022
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	20,448	19,725
Amortization of debt issuance costs	1,371	1,834
Depreciation expense	10,006	7,693
Accretion of original issue discount	1,860	1,676
Non-cash compensation expense	8,840	7,638
Deferred income taxes	1,374	3,770
Excess tax benefits from stock-based awards	(1,272)	(966)
Change in fair value of contingent consideration	1,159	—
Changes in assets and liabilities	939	(5,722)
Net cash provided by operating activities	76,857	71,670
Cash flows from investing activities:
Changes in restricted cash	—	372
Capital expenditures	(9,916)	(12,872)
Investment in loans receivable	(16,150)	—
Acquisition of assets	(5,600)	—
Net cash used in investing activities	(31,666)	(12,500)
Cash flows from financing activities:
Principal payments on term loan	(15,000)	(30,000)
Treasury stock purchases	(17,585)	—
Other, net	(1,744)	(944)
Net cash used in financing activities	(34,329)	(30,944)
Effect of exchange rate changes on cash and cash equivalents	(412)	811
Net increase in cash and cash equivalents	10,450	29,037
Cash and cash equivalents at beginning of period	180,502	160,014
Cash and cash equivalents at end of period	$190,952	$189,051

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$30,176	$30,276
Income taxes, net of refunds	$12,122	$20,839

OPERATING STATISTICS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	% Change	2010	2011	% Change	2010
Membership and Exchange
Total active members at end of period (000’s)	1,792	(1.1)%	1,812	1,792	(1.1)%	1,812
Average revenue per member	$45.15	2.6%	$44.02	$140.61	(0.2)%	$140.87

Management and Rental
Available room nights (000’s)	391	(7.1)%	421	1,158	(5.2)%	1,221
RevPAR	$113.12	13.4%	$99.74	$111.30	17.8%	$94.51

ADDITIONAL DATA

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	% Change	2010	2011	% Change	2010
	(Dollars in thousands)			(Dollars in thousands)
Membership and Exchange
Transaction revenue	$46,836	3.9%	$45,064	$150,865	(1.0)%	$152,343
Membership fee revenue	32,196	(0.6)%	32,379	97,307	NM	97,288
Ancillary member revenue	2,119	(10.1)%	2,358	5,900	(12.4)%	6,735
Total member revenue	81,151	1.7%	79,801	254,072	(0.9)%	256,366
Other revenue	5,071	31.8%	3,848	15,929	32.7%	12,006
Total revenue	$86,222	3.1%	$83,649	$270,001	0.6%	$268,372

Management and Rental
Management fee and rental revenue	$8,484	39.7%	$6,071	$24,229	47.8%	$16,389
Pass-through revenue	12,007	11.5%	10,768	35,020	12.4%	31,167
Total revenue	$20,491	21.7%	$16,839	$59,249	24.6%	$47,556
Management and Rental gross margin	26.1%	14.8%	22.7%	24.8%	20.8%	20.6%
Management and Rental gross margin without pass-through revenue	63.0%	(0.1)%	63.1%	60.7%	1.8%	59.7%

RECONCILIATIONS OF NON-GAAP MEASURES

	Nine Months Ended September 30,
	2011	% Change	2010
	(Dollars in thousands)

Net cash provided by operating activities	$76,857	7.2%	$71,670
Less: Capital expenditures	(9,916)	(23.0)%	(12,872)
Free cash flow	$66,941	13.8%	$58,798

	Three Months Ended September 30,
	2011			2010
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

EBITDA	$36,262	$2,080	$38,342	$34,563	$2,008	$36,571
Amortization expense of intangibles	5,420	1,410	6,830	5,257	1,318	6,575
Depreciation expense	3,097	222	3,319	2,426	218	2,644
Non-cash compensation expense	2,693	241	2,934	2,406	187	2,593
Operating income	$25,052	$207	25,259	$24,474	$285	24,759
Interest income			433			120
Interest expense			(8,762)			(8,847)
Other non-operating income (expense), net			2,488			(702)
Income tax provision			(7,982)			(6,038)
Net income			11,436			9,292
Net income attributable to noncontrolling interest			(2)			—
Net income attributable to common stockholders			$11,434			$9,292

	Nine Months Ended September 30,
	2011			2010
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

EBITDA	$111,935	$5,645	$117,580	$117,404	$4,072	$121,476
Amortization expense of intangibles	16,269	4,179	20,448	15,771	3,954	19,725
Depreciation expense	9,286	720	10,006	7,069	624	7,693
Non-cash compensation expense	8,076	764	8,840	7,072	566	7,638
Operating income (loss)	$78,304	$(18)	78,286	$87,492	$(1,072)	86,420
Interest income			820			323
Interest expense			(26,868)			(27,031)
Other non-operating income (expense), net			758			(995)
Income tax provision			(20,864)			(22,695)
Net income			32,132			36,022
Net loss (income) attributable to noncontrolling interest			(1)			3
Net income attributable to common stockholders			$32,131			$36,025

Glossary of Terms

Ancillary Member Revenue - Other Interval Network member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston at managed vacation properties during the period which excludes all rooms under renovation.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network for the applicable period, divided by the monthly weighted average number of Interval Network active members during the applicable period.

EBITDA - Net income, excluding, if applicable (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense of intangibles, (4) goodwill and asset impairments, (5) income taxes, (6) interest income and interest expense and (7) other non-operating income and expense. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston-managed occupied rooms during the period.

Management Fee and Rental Revenue - Represents revenue earned by Management and Rental segment exclusive of pass-through revenue.

Pass-through Revenue - Represents the compensation and other employee-related costs directly associated with management of the properties and homeowner associations that are included in both revenue and cost of sales and that are passed on to the property owners and homeowner associations without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period for Aston.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue - Transactional and service fees paid primarily for Interval Network exchanges, Getaways, and reservation servicing.

SOURCE: Interval Leisure Group

Interval Leisure Group

Investor Contact:

Jennifer Klein, Investor Relations, 305-925-7302

Jennifer.Klein@iilg.com

or

Media Contact:

Christine Boesch, Corporate Communications, 305-925-7267

Chris.Boesch@intervalintl.com